UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

CAN-CAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

542 Springfield Avenue

Red Deer, Alberta, Canada T4N 0C7

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (403) 342-6221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item	8.01 Other Events.

On October 21, 2019, Can-Cal Resources Ltd. (the “Company”, “Can-Cal”, “we” and “us”) filed a press release disclosing the matters discussed below in this Item 8.01. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

As previously disclosed by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 9, 2019, the Company has been in discussions with various groups regarding the commercial processing of Pisgah resource material. While a final agreement has not been reached regarding such processing, a Memorandum of Understanding (MOU) has been entered into with an interested party and the Company has received funds in the amount of $100,000 pursuant to the terms of the non-binding MOU.

The Board of Directors of the Company (the “Board”) has approved the use of such funds to reduce payables for accounting, auditing and for other operating expenses deemed essential at this time.

The Board is hopeful that a binding and definitive agreement can be reached in connection with the commercial processing of the Company’s Pisgah resource material by year end.

The Board reminds shareholders that it will not respond to individual requests for information and answers which responses may constitute non-public information and instead the Board plans to publicly disclose, through Current Reports on Form 8-K and/or press releases, all future developments regarding the Company and the processing of the Company’s Pisgah resource.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated October 21, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAN-CAL RESOURCES LTD.

Date: October 21, 2019	By: /s/ Casey Douglass
Casey Douglass
Chairman of the Board

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated October 21, 2019

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